Exhibit 10.21


  Put Option Agreement, dated as of June 15, 2000, by and among Manfred Weise,
                  Dennis Rort Weise, Patrick Norbert Weise,
                    a civil partnership and the Registrant.

                                      Notar
                                 Dr. Rolf Jauch

                                     [LOGO]


                              Beglaubigte Abschrift


         Die Ubereinstimmung nachstehender Abschrift mit der Urschrift wird beglaubigt.



                                Stuttgart, den 21.Juni 2000
                                Notar

                                - Dr. Jauch -

                                                        Deed Roll No. 960 /2000J

                                    STUTTGART

                         done this 15th day of June 2000
                 (in words: fifteenth day of June two thousand)

Before me,
Notary Dr. Rolf Jauch with offices at FriedrichstraBe 9A, 71074 Stuttgart, is appearing today at MaybachstraBe 6, 70469 Stuttgart, whence I was summoned:

1. Mr. Manfred Weise, managing director, born on 11 September 1941, resident at Eschenweg 8, 78244 Gottmadingen, who proved his identity by means of his German passport.

     Mr. Manfred Weise declares that he is acting
     a)  in his own name,
     b)  as shareholder of the civil partnership under the German Civil Code
         (GbR) consisting of Manfred Weise, Dennis Robert Weise and Patrick Norbert Weise (hereinafter referred to as the "Civil Partnership").

2. Mr. Dennis Robert Weise, student, born on 26 June 1973, resident at Marienweg 8, 78465 Konstanz, who proved his identity by means of his German passport.

     Mr. Dennis Robert Weise declares that he is acting
     a)  in his own name,
     b)  as shareholder of the Civil Partnership.

3. Mr. Patrick Norbert Weise, student, born on 4 July 1974, resident at Bettina-von-Arnim-Weg 5,79322 Karlsruhe, who proved his identity by means of his German passport.

     Mr. Patrick Norbert Weise declares that he is acting
     a)  in his own name,
     b)  as shareholder of the Civil Partnership.

4. Mr. Oded Basham, businessman, born on 16 November 1946, who proved his identity by means of his Israeli passport card.

     Mr.Oded Bashan declares that he is acting not on his own behalf but as President and CEO with power of sole representation of On Track Innovations Ltd., a public company duly organized and existing under the laws of the State of Israel (Reg. No.: 52-004268-2), whose ordinary shares are admitted for trading in the Neuer Markt of the Frankfurt Stock Exchange (Frankfurter Wertpapierborse) (hereinafter referred to as "Neuer Markt"), having its principle place of business at Z.H.R. I.Z., Rosh Pina 12000, Israel (hereinafter referred to as "OTI"). As proof of his power of sole representation, Mr. Bashan presents a legal opinion issued by the law offices of Bach, Arad, Scharf & Co. which was presented at the notarisation in the original and will be submitted, in certified copy, to the protocol.

The persons appearing deny on question any prior involvement in the sense of ss. 3 para.1 sentence 1 no. 7 BeurkG (law pertaining to notarial authentications).

The persons appearing hereby request this Notarial Deed to be executed in the English language for the convenience of the party represented by the person appearing at 4. and waive the presence of an interpreter. The Notary who himself has a sufficient command of the English language verified that the persons appearing also have a sufficient command of the English language.

The persons appearing hereby declare for notarisation:

                              PUT OPTION AGREEMENT

                                     between

           Manfred Weise, Dennis Robert Weise, Partick Norbert Weise,
                             the Civil Partnership,

               -hereinafter referred to as the "Shareholders" or the "Sellers"-

                                       and

                                      OTI,

                                hereinafter referred to as "OTI" or the "Buyer"

Whereas: The Parties have entered into a Share Purchase Agreement (the "SPA") with even date hereof, pursuant to which OTI has acquired 51% ownership of InterCard GmbH Kartensysteme ("InterCard K") and InterCard GmbH Systemelectronic ("InterCard S") (InterCard K and InterCard S collectively referred to in this Agreement as "InterCard" or the "Companies") (the "Sold Interest") from the Shareholders, and;

Whereas: InterCard K has nominal capital of DM 1,100,000 which consists of the following ownership interests (Geschaftsanteile):

          o held by Mr. Manfred Weise: ownership interests in the nominal amounts of DM 105,000, DM 50,000, DM 50,000, DM 4,000 and DM 6,000;

          o held by Dennis Robert Weise: ownership interests in the nominal amounts of DM 8,000 and DM 24,000;

          o held by Patrick Norbert Weise: ownership interests in the nominal amounts of DM 8,000 and DM 24,000;

          o held by the Civil Partnership: ownership interests in the nominal amount of DM 100,000;

          o held by Werner Messmer: ownership interests in the nominal amounts of DM 94.000 and DM 66.000 which the Civil Partnership is entitled to acquire by way of Call Options;

          o acquired by OTI by the SPA: ownership interests in the nominal amount of DM 200,000, DM 95,000, DM 32,000, DM 32,000, DM 10,000, DM
            10,000 DM 6,000, DM 6,000 and DM 170,000; and

Whereas: InterCard S has a nominal capital of DM 600,000 which consists of the following ownership interests

          o held by Manfred Weise: ownership interests in the nominal amounts of DM 72,500, DM 1,500, DM 3,500, DM 10,000 and DM 2,500;

          o held by Dennis Robert Weise: ownership interests in the nominal amounts of DM 1,500, DM 5,500 and DM 5,000;

          o held by Partick Norbert Weise: ownership interests in the nominal amounts of DM 1,500, DM 5,500 and DM 5,000;

          o held by the Civil Partnership: ownership interest in the nominal amount of DM 100,000

          o held by Werner Messmer: ownership interests in the nominal amounts of DM 16,500 and DM 63,500 which the Civil Partnership is entitled to acquire by way of Call Options,

          o acquired by OTI by the SPA: ownership interests in the nominal amounts of DM 40,000, DM 108,500, DM 16,500, DM 20,000, DM 20,000,
            DM 8,000, DM 8,000 and DM 85,000.

Whereas: OTI wishes to receive a Put Option to purchase the remaining shareholders ownership (49%) in InterCard (the "Put Option Interest"), subject to the terms and conditions hereinafter set forth in this Agreement;

NOW THEREFORE, the Parties agree as follows:

1.   Definitions

     The terms as defined in Section 1 of the SPA shall have the same meaning in this Agreement.

     Unless the context otherwise requires the following terms shall have the following meanings:

     "Pledges" means any pledges, encumbrances, liens or other third party's rights.

     "Ownership Interests" means the ownership interests in InterCard held by the Sellers or by Mr. Werner Messmer totalling in the aggregate 49% of the shareholding in each of InterCard K and InterCard S as listed in Annex 1.

     "Share Pledge Agreement" means an agreement between the Sellers and OTI pursuant to which the Ownership Interests of InterCard is pledged to the Sellers, with even date herewith.

2.   Waiver Regarding Pre-emption Rights

     Mr. Messmer has waived its pre-emption rights with regard to the Option Interest held as at the date of signing of this Agreement (the "Closing") in two declarations both dated June 3, 2000, certified copies of which are attached as Exhibit 2-A and 2-B.

3.   Put Option

     Grant

3.1 OTI hereby irrevocably offers to purchase and acquire the Ownership Interests from the Sellers as set out in Annex 1 (hereinafter referred to as the "Put Option Interest").

     Ancillary Rights

3.2 The sale and transfer of the Put Option Interest shall include all rights connected therewith, in particular rights to receive dividends. All rights connected therewith shall pass from the Sellers to OTI on the Option Effective Date, in particular rights to receive profits. OTI is also entitled to receive the profits for the fiscal year 2000 with respect to the Put Option Interest even if the dividends for the fiscal year 2000 have been paid before the Option Effective Date.

     Acceptance

3.3 The Sellers may accept the offer as defined above in clause 3.1 above by notarial protocol (hereinafter referred to as "Exercise of the Put Option") at any time between January 1, 2001 and (including) June 30, 2001 (hereinafter referred to as the "Put Option Period"). Subject to clause 3.7 below the Exercise of the Put Option may not include any reservations and/or conditions and shall include the date on which the sale and transfer of the Ownership Interests shall become effective (hereinafter referred to as the "Put Option Effective Date"). For the avoidance of doubt, the Sellers may only accept the offer to simultaneously sell and transfer the Put Option Interests and the Put Option Effective Date shall be identical for both the sale and the transfer of the Put Option Interest.

3.4 The Sellers may accept the offer as defined in clause 3.1 above only for the entire Put Option Interest. The acceptance of the offer is excluded if the Sellers do not own the entire Put Option Interest at the Put Option Effective Date.

     Security

3.5 As security for the payment of the Option Price, OTI has pledged the Put Option Interest to the Sellers under the Share Pledge Agreement.

     Declarations

3.6 All declarations under or in conjunction with this section, especially the Exercise of the Put Option shall be communicated to the officiating notary and shall be deemed to be received by the other Party at the time at which the notary receives such declaration. The notary shall communicate any declaration to the other Party and shall inform the Parties of the date of receipt of any declarations, all without undue delay. The Parties hereby grant power of attorney to the officiating notary or another notary with whom the officiating notary is in a partnership to receive such declarations and to make such communications on their behalf. If the officiating notary is not available at the time when the Option is to be exercised by one of the Parties, such Party may choose another notary. In such case, however, the information is deemed to be received by the other Party if and when a copy of the respective notarial deed is transmitted by telefax to the other Party.

      Exercise Conditions

3.7 The Exercise of the Put Option shall be subject to the following provisions of the SPA:

                           Sale and Transfer Agreement

4.    Purchase Price and Shareholders Price Protection

4.1   As purchase price

4.1.1 for the InterCard K Put Option Interest OTI shall pay a total amount of DM 5,250,000.00 (in words: Deutsche Mark five million two hundred and fifty thousand) (hereinafter referred to as the "InterCard K Option Price"), and

4.1.2 for the InterCard S Put Option Interest OTI shall pay a total amount of DM 1,750,000.00 (in words: Deutsche Mark one million seven hundred and fifty thousand (hereinafter referred to as the "InterCard S Option Price", the InterCard S Basic Price and the InterCard K Basic Price collectively hereinafter referred to as "InterCard Basic Price" or "Shareholders Amount"),

i.e. a total of DM 7,000,000 (seven million Deutsche Mark) for the Option Interest (referred to as "Shareholders Amount"). The whole Shareholders Amount shall be paid in ordinary shares of NIS 0.01 n.v. each of OTI (hereinafter referred to as the "OTI Shares"), subject to the terms and conditions hereinafter set forth in this Agreement. Manfred Weise is irrevocably authorized by the other shareholders (the "Other Shareholders") to receive the entire Shareholders Amount whereas the Other Shareholders are not entitled to claim the Shareholders Amount. Payment to Manfred Weise or any third party designated by Manfred Weise is deemed to be payment to all Shareholders. The distribution of the Shareholders Amount among the Shareholders pursuant to their respective portions in the Shareholding in the Companies shall be the internal responsibility of the Shareholders alone.

4.2 The Shareholders Amount shall be paid in 7 (seven) equal instalments (the "Instalments"), each totalling DM 1,000,000 (one million Deutsche Mark). These are payable on OTI Shares subject to the provisions of Clauses 5.3 and 5.4 below, as follows:

4.2.1 The first Instalment (the "First Option Instalment") shall be paid on the first or the fifteenth day of the month following the exercise of the Option, whichever day is earlier (the "First Option Instalment Date"),

4.2.2 The second Instalment (the "Second Instalment") shall be paid one month after the First Option Instalment Date (the "Second Instalment Date"),

4.2.3 the third Instalment (the "Third Option Instalment") shall be paid two months after the First Option Instalment Date (the "Third Option Instalment Date"),

4.2.4 The fourth Instalment (the "Fourth Option Instalment") shall be paid three months after the First Option Instalment Date (the "Fourth Option Instalment Date"),

4.2.5 The fifth Instalment (the "Fifth Option Instalment") shall be paid four months after the First Option Instalment Date (the "Fifth Option Instalment Date");

4.2.6 The sixth Instalment (the "Sixth Option Instalment") shall be paid five months after the First Option Instalment Date (the "Sixth Option Instalment Date");

4.2.7 The seventh Instalment (the "Seventh Option Instalment") shall be paid six months after the First Option Instalment Date (the "Seventh Option Instalment Date");

      (and the First until the Sixth Option Instalments shall be referred to collectively as the "First Option Instalments"; and the First until the Seventh Instalment Dates shall be referred to collectively as the "Instalment Option Dates").

4.3 It is agreed that the number of OTI Shares transferred to the Shareholders as payment of the Shareholders Amount for each of the Instalments shall be determined in accordance with the average closing price of an OTI Share in the Neuer Markt, Frankfurt at the Xetra system (the "Closing Price") in the 3 (three) trading days prior to the relevant Instalment Date. In the event that these instalments as calculated above do not result in a whole number of OTI Shares, then these shall be rounded up accordingly.

4.4 Prior to the Seventh Instalment the Bank shall make a calculation of the aggregate Deutsche Mark value of each of the First Instalments according to 20 (twenty) trading days Closing Price following the relevant Instalment Date of each of them (the "Aggregate Option Value"). The Deutsche Mark amount of the Seventh Instalment shall be calculated as the difference between the Shareholders Amount (i.e. DM 7 million) less the Aggregate Option Value, and shall be paid in OTI Shares in accordance with the provisions of Section 4.3 above.

4.5 Seven months after the First Option Instalment Date (the "Eighth Option Instalment Date"), the Bank shall make a calculation to the effect that the amount of the Aggregate Value and the value of the Seventh Instalment according to 20 trading days average market price following the Seventh Instalment Date shall be added together (the "Final Value"). If the Final Value amounts to less than the Shareholders Amount, the amount of difference shall be paid to OTI to Manfred Wiese in OTI shares in accordance with the provisions of Section 4.3 above. If the Final Value amounts to more than the Shareholders Amount, the amount of difference shall be paid by Manfred Weise to OTI in cash within 20 business days into an account to be specified by OTI.

4.6   If the OTI Trust Shares are not transferred to the Bank in accordance with
      Section 5.2 on or before the First Instalment Date, the First Instalment Date is moved to the business day following the date of transfer of the OTI Trust Shares to the Bank; the other Instalment Dates and Sixth Instalment Date are moved correspondingly. In the event that any of the Instalments has not been paid by the 15th of the calendar month following the month in which the respective Instalment Date was due then such instalment shall bear interest at a rate of 6% p.a. from the first of the calendar month following the respective Instalment Date until payment in accordance with this Agreement is effected.

4.7 The entirety of the OTI Shares to be transferred to the Shareholders in compliance with this Agreement (hereinafter the "Allotted Shares") constitute the full, final and absolute consideration for the Put Option Interest.

5.    Provisions to secure the completion of the transactions.

5.1   Following the signing of this Agreement OTI shall, at its own expenses:
      (i) apply for admission to trading (Zulassung zum Borsenhandel) of OTI Shares at an aggregate value of DM 7,700,000 (seven million and seven hundred thousand Deutsche Mark) at Deutsche Borse AG in the Neuer Markt according to the average price of an OTI Share in the Neuer Markt in the 3 (three) trade days May 29 to 31, 2000 (the "OTI Trust Shares"), (ii) apply for quotation of the OTI Trust Shares at Deutsche Borse AG (Antrag auf Notierungsaufnahme) and (iii) deposit a global certificate with regard to the OTI Trust Shares at Clearstream Banking AG ("Clearstream", the procedure (i) - (iii) hereinafter referred to as "Registration").

5.2 Once Registration is effected, OTI shall instruct Clearstream to transfer the OTI Trust Shares to the Bank, which shall hold the OTI Trust Shares in a special escrow account in the name of OTI (the "Escrow Account"). As long as any OTI Trust Shares are held by the Bank they shall be "frozen" (as understood in accordance with the Israeli Companies Law), i.e., the OTI Trust Shares shall not have any of the rights attached to an OTI Share under OTI's Articles of Association, in particular the right to vote and the right to receive profits. For the avoidance of doubt it is understood that any OTI Trust Shares to be transferred from the Bank to Manfred Weise shall not be frozen.

5.3 Subject to the above provisions, at each of the Instalment Dates, the Bank shall transfer to Manfred Weise the amount of the OTI Trust Shares which is required to be transferred in accordance with the above provisions. If the Bank does not have enough OTI Shares to transfer to the Shareholders pursuant to the provisions hereof then OTI shall either allot to the Shareholders the additional shares required or pay the Shareholders the difference in cash.

5.4 The remainder, if any, of the OTI Trust Shares once all transfers of the Allotted Shares from the Escrow Account to the Shareholders have been carried out in accordance with this Agreement, shall be held by the Bank in trust for OTI, and the Bank shall act with respect to such remainder in accordance with OTI's instructions.

6.    Authorization/Indemnity

In order to ensure that the Put Option Interest and the rights and claims connected therewith are transferred free of encumbrances, as required by this Agreement, the Shareholders hereby waive all rights and claims and give all consents necessary to ensure that OTI obtains unencumbered sole ownership of the Put Option Interest including the rights and claims referred to in Clause 3.2.

7.    Representations, Warranties and Indemnification of the Sellers

7.1   Sections 9, 10, 11.1 - 11.3, 11.6, 11.7, 11.8 of the SPA shall apply accordingly with regard to the Put Option Interest, as of the date of the closing of this Agreement (hereinafter referred to as "Closing").

7.2 Section 11.4 of the SPA shall apply accordingly provided that such claims may already be asserted if and to the extent the aggregate amount of the claims arising from the SPA together with this Agreement exceed a threshold of DM 50,000.

7.3 Section 11.5 of the SPA shall apply provided that such claims shall be limited to a payment of a sum in the amount of 50% of the Option Price.

7.4 Section 15.1 of the SPA shall apply accordingly provided that it is referred to the Instalments made to the Bank in accordance with this Agreement. The Special Account shall be pledged to OTI for the period ending on September 30, 2001. Thereafter, the number of OTI Shares or the sums deposited in the Special Account subject to the pledge shall be reduced by 17% and the remainder shall be pledged until 31.12.2002, subject to the terms and conditions set forth basically in the form of the Escrow Agreement as attached in Annex 7.4.

8.    Representations and Warranties of OTI

8.1   Section 16.1 of the SPA applies accordingly provided that with regard to
      (2) and (3) it is referred to the relevant Instalment Date as set out in this Agreement.

8.2   Sections 16.2 - 16.5 of the SPA apply accordingly.

9.    Miscellaneous

Section 17 of the SPA applies accordingly provided that according to Section
17.3 no party to this Agreement shall be entitled to transfer or assign to other or others its rights or obligations under this Agreement or arising therefrom, unless with the prior written consent of the other party.

10.   Costs

10.1 The costs of this Agreement are borne by the Shareholders 50% and OTI 50% equally.

10.2  Each Party shall pay half of the real estate transfer tax
      (Grunderwerbsteuer) triggered by this Agreement.

11.   Other Liabilities

The Sellers shall ensure that - with the exception of all agreements relating to Manfred Weise's position as managing director and member of the advisory board (Beirat) of the Companies - any liabilities of the Companies vis-a-vis the Sellers shall have been completely fulfilled by the Put Option Effective Date at the latest. The Sellers hereby waive in advance (by way of genuine contract for the benefit of the Companies) all claims which they may have against the Companies on or after the Put Option Effective Date; this shall not, however, apply to claims and liabilities under all agreements relating to Manfred Weise's position as managing director and member of the advisory board (Beirat) of the Companies.

                                II. Real Property

InterCard K owns a piece of real property at Muhlenstr. 2, 78073 Bad Durrheim, registered in the Land Registry office of Bad Durrheim (Grundbuchamt Bad Durrheim, Amtgerichtsbezirk Villingen-Schwenningen) land registry of Biesingen (Grundbuch von Biesingen) under No. 20006 (Blatt).

                                      III.

With respect to the aforementioned Sale and Purchase Agreement, the persons appearing refer to the deed of today's date, of notary Dr. Jauch, UR 856 /2000J. The contents is know to the persons appearing. The original is present at the notarisation. The persons appearing waive the right to have the Sale and Purchase Agreement read aloud again and to have the Sale and Purchase Agreement attached to this deed.

                    This record including the Annexes has been read aloud in the presence of the persons appearing and the Notary, approved by the persons appearing and signed by the persons appearing and the Notary in their own handwriting as follows:


                    /s/ MANFRED WEISE


                    /s/ DENNIS WEISE


                    /s/ PATRICK WEISE


                    ON TRACK INNOVATIONS LTD.

                                     Annex 1

  Ownership Interests in InterCard held by the Shareholders and covered by the
                        Put Option (Put Option Interest)

1.   Ownership interests in InterCard K.

1.1  Ownership interest held by Manfred Weise:

one ownership interest in the nominal amount of DM 105,000;

one ownership interest in the nominal amount of DM 50,000;

one ownership interest in the nominal amount of DM 50,000;

one ownership interest in the nominal amount of DM 4,000;

one ownership interest in the nominal amount of DM 6,000; and

1.2  Ownership interests held by Dennis Robert Weise:

o    one ownership interest in the nominal amount of DM 8,000;

o    one ownership interest in the nominal amount of DM 24,000; and

1.3  Ownership interests held by Patrick Norbert Weise

o    one ownership interest in the nominal amount of DM 8,000;

o    one ownership interest in the nominal amount of DM 24,000; and

1.4  Ownership interests held by the Civil Partnership

o    one ownership interest in the nominal amount of DM 100,000;

o    one ownership interest in the nominal amount of DM 94,000;

o    one ownership interest in the nominal amount of DM 66,000;

2.2  Ownership interests in InterCard S:

2.2.1 Ownership interest held by Manfred Weise:

o    one ownership interest in the nominal amount of DM 72,500;

o    one ownership interest in the nominal amount of DM 1,500;

o    one ownership interest in the nominal amount of DM 3,500;

o    one ownership interest in the nominal amount of DM 10,000;

o    one ownership interest in the nominal amount of DM 2,500; and

2.2.2 Ownership interest held by Dennis Robert Weise

o    one ownership interest in the nominal amount of DM 1,500;

o    one ownership interest in the nominal amount of DM 5,500;

o    one ownership interest in the nominal amount of DM 5,000; and

2.2.3 Ownership interest held by Patrick Norbert Weise

o    one ownership interest in the nominal amount of DM 1,500;

o    one ownership interest in the nominal amount of DM 5,500;

o    one ownership interest in the nominal amount of DM 5,000; and

2.1.4 Ownership interest held by the Civil Partnership

o    one ownership interest in the nominal amount of DM 100,000;

o    one ownership interest in the nominal amount of DM 63,500;

o    one ownership interest in the nominal amount of DM 16,500.

                                                                  Annex 7.4

                                Escrow Agreement

between

           Manfred Weise, Dennis Robert Weise, Patrick Norbert Weise
                                     (the "Shareholders" or the "Sellers")

and

                            On Track Innovations Ltd.

                                                                      ("OTI")

and

                             M.M. Warburg & Co. KGaA

   (or any other bank the parties agree on in writing, latest June 30, 2000;
                  if the parties do not agree on another bank,
            M.M. Warburg & Co. KGaA will be party to this Agreement)
                                                                   (the "Bank")

        (the Shareholders, OTI and the Bank are hereinafter referred to as the "Parties")

Whereas: The Parties have entered into a Share Purchase Agreement (the "SPA") with the date hereof, pursuant to which OTI has acquired 51% ownership of (i) InterCard GmbH Kartensysteme, registered in the Commercial Register of the local court Villingen-Schwenningen under No. HRB 603 and having its offices at Auf der Steig 6, 78052 Villingen-Schwenningen ("InterCard K"), and (ii) InterCard GmbH Systemelectronic, registered in the Commercial Register of the local court Villingen-Schwenningen under No. HRB 532 and having its offices at MuhlenstraBe 2, 78073 Bad Durrheim ("InterCard S", collectively referred to in this Agreement as "InterCard" or the "Companies") (hereinafter referred to as the "Sold Interest") from the Shareholders, and;

Whereas: The Sellers own the remaining 49% ownership interest in InterCard (hereinafter the "Remaining Interest" or "Option Interest") or are entitled by way of call options granted by Mr. Werner Messmer to acquire the Remaining Interest (the "Messmer Options");

Whereas: The Sellers and OTI have agreed in the SPA to pay the purchase price for the Sold Interest (as defined in the SPA) (the "Interest Price") by way of transferring ordinary shares of NIS 0.01 n.v. each of OTI (hereinafter referred to as "OTI Shares") to the Shareholders and have agreed on a mechanism by way of which the Bank is instructed to act as a trustee in relation to the transfer of the OTI Shares to the Shareholders.

NOW, THEREFORE, the Parties agree as follows:

1.    Escrow Account

1.1 The Bank shall establish an escrow account (the "Escrow Account") in the name of OTI to which OTI is obliged and entitled to transfer OTI Shares as purchase price for the Sold Interest.

1.2 OTI shall irrevocably transfer to the Bank (without any right to recall except for OTI's right to the remainder according to Section 5 and free of any third party rights) OTI Shares in an aggregate value of DM 5,500,000 according to the official average closing price of an OTI Share in the Neuer Markt, traded in Frankfurt at the Xetra system (the "Closing Price"), in the 3 (three) trading days of May 29 to May 31, 2000 (the "OTI Trust Shares").

1.3 As long as any OTI Trust Shares are held by the Bank they shall be "frozen" (as understood in accordance with the Israeli Companies Law), i.e. the OTI Trust Shares shall not have any of the rights attached to an OTI Share under OTI's Articles of Association, in particular the right to vote and the right to receive profits.

2.    Interest Price

2.1 As Interest Price for the Sold Interest in InterCard OTI, the Shareholders agreed on a total amount of DM 5,000,000, payable in OTI Shares. Mr. Manfred Weise is irrevocably authorized by the other Shareholders to receive the entire Interest Price.

2.2 The Bank shall transfer the amount of the OTI Trust Shares which is required to be transferred for the payment of the Interest Price to the following account:

      Manfred Weise, Baden-Wurttembergische Bank AG Donaueschingen, account no. 6208275540, bank sort code 694 210 20, S.W.I.F.T. BWBK DE 6S 694.

2.3 The Bank shall pay the Interest Price from the Escrow Account in 5 (five) equal instalments (the "Instalments"), each totalling DM 1,000,000 (one million Deutsche Mark). The Bank shall transfer the Instalment in OTI Shares as follows:

      2.3.1 The first instalment (the "First Instalment") shall be paid on July 15, 2000 (the "First Instalment Date").

      2.3.2 The second instalment (the "Second Instalment") shall be paid on August 15, 2000 (the "Second Instalment Date"),

      2.3.3 The third instalment (the "Third Instalment") shall be paid on September 15, 2000 (the "Third Instalment Date"),

      2.3.4 The fourth instalment (the "Fourth Instalment") shall be paid on October 15, 2000 (the "Fourth Instalment Date"),

      2.3.5 The fifth instalment (the "Fifth Instalment") shall be paid on November 15, 2000 (the "Fifth Instalment Date"),

      (and the First, Second, Third and Fourth Instalments shall be referred to collectively as the "First Instalments"; and the First, Second, Third, Fourth and Fifth Instalment Dates shall be referred to collectively as the "Instalment Dates").

2.4 The Bank shall determine the number of OTI Trust Shares to be transferred to the Shareholders as payment of the Interest Price for each of the Instalments in accordance with the Closing Price in the 3 (three) trading days prior to the relevant Instalment Date. In the event that these instalments as calculated above do not result in a whole number of OTI Shares, then these shall be rounded up by the Bank accordingly.

2.5 Prior to the Fifth Instalment the Bank shall make a calculation of the aggregate Deutsche Mark value of each of the First Instalments according to 20 (twenty) trading days Closing Price following the relevant Instalment Date of each of them (the "Aggregate Value"). The Deutsche Mark amount of the Fifth Instalment shall be calculated as the difference between the Interest Price less the Aggregate Value, and shall be transferred in OTI Shares in accordance with the provisions of Section 2.4 above.

2.6 On December 15, 2000 (the "Sixth Instalment Date"), the Bank shall make a calculation to the effect that the amount of the Aggregate Value and the value of the Fifth Instalment according to 20 trading days Closing Price following the Fifth Instalment Date shall be added together (the "Final Value"). If the Final Value amounts to less than DM 5 million, the amount of difference shall be transferred by the Bank to Manfred Weise in OTI Shares in accordance with the provisions of Section 2.4 above. If the final value amounts to more than DM 5 million, the amount of difference shall be paid by Manfred Weise to OTI in cash within 20 business days into an account to be specified by OTI.

2.7 If the OTI Trust Shares are not transferred to the Bank on or before the First Instalment Date, the First Instalment Date is moved to the business day following the date of transfer of the OTI Trust Shares to the Bank; the other Instalment Dates and the Sixth Instalment Date are moved correspondingly.

2.8 If the Bank does not have enough OTI Shares to transfer to the Shareholders for the payment of the Interest Price the Bank shall inform OTI and the Shareholders immediately; no further action of the Bank is required.

3.    Confirmation of Receipt of the OTI Trust Shares

The Bank shall immediately after the irrevocable receipt of the OTI Trust Shares (without any right of recall of OTI whatsoever except for OTI's right to the remainder according to Section 5) confirm in writing to Manfred Weise (on behalf of the Shareholders) and to OTI the irrevocable receipt of the OTI Trust Shares (without any right of recall of OTI whatsoever except for OTI's right to the remainder according to Section 5) (the "Confirmation"). The Confirmation shall basically be in the form of Exhibit A.

4.    Special Account

4.1 The Bank shall establish a special account (the "Special Account") in the name of Mr. Manfred Weise, which Mr. Manfred Weise may only dispose of (verfugen uber) according to the following provisions or the written prior consent of OTI.

4.2 The Bank shall deduct an equivalent amount of DM 800,000 in OTI Trust Shares (the "Secured Amount") from the Fifth Instalment or, if the Fifth Instalment is not effected in the year 2000, the last Instalment effected in the year 2000. Mr. Manfred Weise herewith instructs the Bank to sell these OTI Shares in portions of 1/20 of the number of shares each trading day following the relevant Instalment Date.

4.3 Mr. Manfred Weise herewith irrevocably authorizes OTI, to instruct the Bank to dispose of the Secured Amount in favour of Mr. Werner Messmer's bank account, the bank account number of which will be provided by Mr. Manfred Weise, with the aim of paying the purchase price for the Messmer Option. In the event that OTI does not instruct the Bank to dispose of the Secured Amount until 1 April, 2001, the Secured Amount shall be released to Mr. Weise.

5.    Remainder of OTI Trust Shares

The Bank shall hold the remainder, if any, of the OTI Trust Shares for OTI once all transfers of OTI Shares from the Escrow Account to the Shareholders have been carried out in accordance with Section 2 of this Agreement and the Bank shall act with respect to such remainder in accordance with OTI's instructions.

6.    Costs

The costs incurred by the Bank shall be borne by OTI 50% and the Shareholders 50% equally.

7.    Addresses

The Parties' addresses for the purpose of this Agreement are as set forth below, unless otherwise notified in writing to all parties:

      Shareholders:
      Address: Manfred Weise, Eschenweg 8, D-78244 Gottmadingen
      Tel: ++49-7731-978615
      Fax: ++49-7731-978606
      Copy to Gleiss Lutz Hootz Hirsch:
      Attention: Dr. Stephan Wilske

      Address: MaybachstraBe 6, D-70468 Stuttgart
      Tel: ++49-711-89970
      Fax: ++49-711-855096

      OTI
      Address: Z.H.R. I.Z., Rosh Pina 12000, Israel
      Tel: ++972-6-6938884
      Fax: ++972-6-6938887

      Copy to White & Case
      Attention: Dr. Johannes Lubking
      Address: Bockenheimer LandstraBe 51-53, D-60325 Frankfurt am Main
      Tel: ++49-69-713 770
      Fax: ++49-69-713 77 100

8.    Miscellaneous

8.1 Governing Law. This Agreement shall be governed by the laws of the Federal Republic of Germany without regard to its conflict of law provisions.

8.2 Partial Invalidity. If one or more provisions of this Agreement should be or become wholly or partially invalid, void or impracticable, the validity of the other provisions of this Agreement shall not be affected thereby. The same shall apply if it should transpire that this Agreement contains a gap. In place of the invalid, void or impracticable provision (or, as the case my be, in order to fill the gap) the parties to this Agreement shall agree on an appropriate provision which comes as close as legally possible to what the parties were trying to achieve with the invalid, void or impracticable provision (or, as the case may be, the invalid, void or impracticable part thereof). In the event that a gap in this Agreement needs to be filled, a provision shall be agreed upon which, in view of the purpose and intent of this Agreement, comes as close as possible to what the parties would have agreed if they had been aware of the gap at the time that this Agreement was concluded.

8.3 Liability of the Bank. The Bank is only liable for the care it employs in its own affairs.

Manfred Weise

Dennis Robert Weise

Patrick Norbert Weise

On Track Innovations Ltd.

M.M. Warburg & Co. KGaA

                                                                      Exhibit A

                    [Letterhead of M. M. Warburg & Co. KGaA]

Manfred Weise
Eschenweg 8
D-78244 Gottmadingen
Fax: ++49-7731-978696

On Track Innovations Ltd.
Z.H.R. I.Z.
Rosh Pina 12000
Israel
Fax: ++972-6-6938887

cc:    Gleiss Lutz Hootz Hirsch
       Attention: Dr. Stephan Wilske
       Maybachstr. 6
       D-70469 Stuttgart
       Fax: ++49-711-855096

       White & Case
       Attention: Dr. Johannes Lubking
       Bockenheimer LandstraBe 51-53
       D-60325 Frankfurt am Main
       Fax: ++49-69-713 77 100

Confirmation of Receipt of the OTI Trust Shares

Gentlemen,

In accordance with Section 3 of the Escrow Agreement of June 15, 2000 by and between Manfred Weise, Dennis Robert Weise, Patrick Norbert Weise (the "Shareholders"), On Track Innovations Ltd. ("OTI") and M. M. Warburg & Co. KGaA ("Escrow Agreement") we hereby confirm the irrevocable receipt of the OTI Trust Shares without any recall of OTI whatsoever except for OTI's right to the Remainder according to Section 5 of the Escrow Agreement.

Sincerely yours,

M.M. Warburg & Co. KGaA
(or any other bank according to this escrow agreement)

                            BACH, ARAD, SCHARF & CO.
                                   LAW OFFICES

             Microdaf House, 2 Hashalom road, Tel-Aviv 67892, Israel
                     Fax. (972)3-5625304  Tel. (972)3-5625303
                              bacharad@bacharad.com


                                 June 13th, 2000

                                     635/95

Mssrs. Manfred Weise
       Dennis Weise                                            Hand Delivery
       Patrick Weise


Dear Sirs,

Purchase of 51% interest in InterCard GmbH Kartensysteme and InterCard GmbH Systemelectronic (collectively "InterCard") by On Track Innovations Ltd. ("OTI") (the "SPA") and Options to sell and purchase the remaining ownership interest of 49% of InterCard (the "OA") (collectively the "Transaction")

As OTI's legal counsels, we hereby certify that Mr. Oded Bashan, holder of Israeli Passport No. 9008439, is duly authorized by OTI to negotiate and conclude detailed agreements regarding the Transaction and to sign all agreements in connection with the Transaction and all ancillary documents (including, inter alia, a share pledge agreement and an escrow agreement) on OTI's behalf. The signature of Oded Bashan together with the stamp or printed name of OTI, is binding upon OTI.

                                Sincerely yours,

                             /s/  Nir Ehrlich, Adv.

                               Nir Ehrlich, Adv.
                            Bach, Arad Scharf & Co.

Die Ubereinstimmung vorstehender Abschrift mit der mir heute vorliegenden Urschrift wird beglaubigt.



                                        Stuttgart, den 15. Juni 2000
                                        Notar


                                        /s/ Dr. Jauch

                                        - Dr. Jauch -

                                                                    Exhibit 2-A
Werner Messmer
Hauslegarten 15
78315 Radolfzell



An

1.    Herrn Manfred Weise
      Eschenweg 8
      78244 Gottmadingen

2.    Herrn Patrick Weise
      Bettina-von-Arnim-Weg 5
      79322 Karlsruhe

3.    Herrn Dennis Weise
      Marienweg 8
      78465 Konstanz


               Verzicht auf Vorkaufsrecht fur Geschaftsanteile an
                          InterCard GmbH Kartensysteme


1. Die Herren Manfred Weise, Patrick Weise und Dennis Weise (im folgenden zusammengefaBe die "Herren Weise") sowie der Unterzeichner sind die alleinigen Gesellschafter der InterCard GmbH Kartensysteme mit Sitz in Villingen-Schwenningen (im folgenden "die Gesellschaft").

2. Die Herren Weise beabsichtigen, Geschaftsanteile an der Gesellschaft (im folgenden "die Geschaftsanteile") an das israelische Unternehmen On Track Innovations Ltd. oder an einen von diesem Unternehmen bestellten Dritten (im folgenden "der Kaufer") zu verkaufen und abzutreten. Zur Sicherung der Kaufpreiszahlung soll ein Pfandrecht an den verkauften und abgerretenen Geschaftsanteilen zugunsten der Herren Weise bestellt werden.

3. GemaBe ss.9 des Gesellschaftsvertrages der Gesellschaft steht mir ein Vorkaufsrecht an den Geschaftsanteilen zu. Ebenso bedarf eine Verpfandung von Geschaftsanteilen gemaBe ss.9 Abs. 5 des Gesellschaftsvertrages der Zustimmung der ubrigen Gesellschafter.

4. Hiermit verzichte ich unwiderruflich auf mein Vorkaufsrecht an den Geschaftsanteilen der Herren Weise. Der Verpfandung der verkauften und abgetretenen Geschaftsanteile durch den Kaufer an die Herren Weise stimme ich hiermit ebenso unwiderruflich zu.


/s/ Ort, Datum
____________________
Ort, Datum



/s/ Werner Messmer
_____________________
Werner Messmer

                                                                    Exhibit 2-B
Werner Messmer
Hauslegarten 15
78315 Radolfzell


An

1.    Herrn Manfred Weise
      Eschenweg 8
      78244 Gottmadingen

2.    Herrn Patrick Weise
      Bettina-von-Arnim-Weg 5
      79322 Karlsruhe

3.    Herrn Dennis Weise
      Marienweg 8
      78465 Konstanz


               Verzicht auf Vorkaufsrecht fur Geschaftsanteile an
                         InterCard GmbH Systemelectronic


1. Die Herren Manfred Weise, Patrick Weise und Dennis Weise (im folgenden zusammengefaBt die "Herren Weise") sowie der Unterzeichner sind die alleinigen Gesellschafter der InterCard GmbH Systemelectronic mit Sitz in Bad Durrheim (im folgenden "die Gesellschaft").

2. Die Herren Weise beabsichtigen, Geschaftsanteile an der Gesellschaft (im folgenden "die Geschaftsanteile") an das israelische Unternehmen On Track Innovations Ltd. oder an einen von diesem Unternehmen bestellten Dritten (im folgenden "der Kaufer") zu verkaufen und abzutreten. Zur Sicherung der Kaufpreiszahlung soll ein Pfandrecht an den verkauften und abgerretenen Geschaftsanteilen zugunsten der Herren Weise bestellt werden.

3. GemaB ss.9 des Gesellschaftsvertrages der Gesellschaft steht mir ein Vorkaufsrecht an den Geschaftsanteilen zu. Ebenso bedarf eine Verpfandung von Geschaftsanteilen gemaB ss.9 Abs. 5 des Gesellschaftsvertrages der Zustimmung der ubrigen Gesellschafter.

4. Hiermit verzichte ich unwiderruflich auf mein Vorkaufsrecht an den Geschaftsanteilen der Herren Weise. Der Verpfandung der verkauften und abgetretenen Geschaftsanteile durch den Kaufer an die Herren Weise stimme ich hiermit ebenso unwiderruflich zu.



/s/ Ort, Datum
____________________
Ort, Datum



/s/ Werner Messmer
_____________________
Werner Messmer